UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. __)

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Aclaris Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACLARIS THERAPEUTICS, INC.

640 Lee Road, Suite 200
Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aclaris Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 6, 2019 at 9:00 a.m. local time at 640 Lee Road, Wayne, Pennsylvania 19087 for the following purposes:

1.	To elect the three nominees for director named herein to hold office until the 2022 Annual Meeting of Stockholders.
2.

To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 9, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s  “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2018 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2018 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

By Order of the Board of Directors

Kamil Ali-Jackson
Secretary

Wayne, Pennsylvania
April 25, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ACLARIS THERAPEUTICS, INC.

640 Lee Road, Suite 200
Wayne, Pennsylvania 19087

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials (defined below) over the Internet. Accordingly, on or about April 25, 2019, we are sending you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) because the Board of Directors (the “Board”) of Aclaris Therapeutics, Inc. (sometimes referred to as the “Company” or “Aclaris”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements thereof (the “Annual Meeting”). The Notice of 2019 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2018 Annual Report (collectively the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 25, 2019 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any Proxy Materials by mail?

Other than the Notice of Internet Availability, you will not receive any Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, June 6, 2019 at 9:00 a.m. local time at 640 Lee Road, Wayne, Pennsylvania 19087. Directions to the Annual Meeting may be obtained by calling us at 484-324-7933. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 41,269,643 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 9, 2019 your shares were registered directly in your name with Aclaris Therapeutics, Inc.’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 9, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three directors to hold office until the 2022 Annual Meeting of Stockholders (Proposal 1); and
•

Ratification of selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 5, 2019 to be counted.

•

To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 5, 2019 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from Aclaris Therapeutics, Inc. Simply follow the instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included in the notice, or contact that organization to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own at the close of business on April 9, 2019.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by telephone, on the Internet, by completing your proxy card or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director and “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may grant a subsequent proxy by telephone or on the Internet.
•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to Aclaris Therapeutics, Inc.’s Secretary at 640 Lee Road, Suite 200, Wayne, Pennsylvania 19087.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

When are stockholder proposals due for next year’s  Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2019, to our Corporate Secretary at 640 Lee Road, Suite 200, Wayne, Pennsylvania 19087. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2020 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 7, 2020 and March 8, 2020; provided, however that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 6, 2020, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice to the Corporate Secretary must set forth information specified in our amended and restated bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our amended and restated bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on October 13, 2015.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1 to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to Proposal 2 to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, votes “For,” “Against” and abstentions. For Proposal 1, broker non-votes will have no effect and will not be counted toward the vote total for any director nominee.  For Proposal 2, abstentions will be counted and will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. At the close of business on the record date, there were 41,269,643 shares outstanding and entitled to vote. Thus, the holders of 20,634,822 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by telephone, internet or proxy card (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. There are three directors in the class whose term of office expires in 2019, Drs. Walker and Schiff and Mr. Humphries. Dr. Walker is currently a director of the Company who was previously elected by our stockholders. Mr. Humphries and Dr. Schiff were appointed by the Board in September 2016 and August 2017, respectively, to fill vacancies on the Board. Mr. Humphries was recommended to our Nominating and Corporate Governance Committee by our Chief Executive Officer. Our Nominating and Corporate Governance Committee then recommended Mr. Humphries’s appointment to our Board after considering a number of qualified candidates. Dr. Schiff was recommended to our Nominating and Corporate Governance Committee by our Chief Executive Officer. Our Nominating and Corporate Governance Committee then recommended Dr. Schiff’s appointment to our Board after considering a number of qualified candidates. If elected at the Annual Meeting, each of these nominees would serve until the 2022 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. Four of our directors attended the 2018 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee of our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.

The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2022 ANNUAL MEETING

Neal Walker, age 49

Neal Walker co-founded our company and has served as President and Chief Executive Officer and a member of our Board since our inception in July 2012. Dr. Walker co-founded NeXeption, LLC in 2012 and NeXeption II, LLC in 2013. Between 2011 and 2012, Dr. Walker served as a consultant to a number of pharmaceutical companies. Dr. Walker co‑founded and served as President and Chief Executive Officer and a member of the board of directors of Vicept Therapeutics, Inc., a dermatology-focused specialty pharmaceutical company, from 2009 until its acquisition by Allergan,

Inc. in 2011. Previously, Dr. Walker co-founded and led a number of life science companies, including Octagon Research Solutions, Inc., a software and services provider to biopharmaceutical companies (acquired by Accenture plc), Trigenesis Therapeutics, Inc., a specialty dermatology company, where he served as Chief Medical Officer (acquired by Dr. Reddy’s Laboratories Inc.), and Cutix Inc., a commercial dermatology company. He began his pharmaceutical industry career at Johnson and Johnson, Inc. Dr. Walker is a director of Alderya Therapeutics, Inc., a publicly held biotechnology company, as well as several private biotechnology companies. Dr. Walker received his M.B.A. degree from The Wharton School, University of Pennsylvania, his Doctor of Osteopathic Medicine degree from the Philadelphia College of Osteopathic Medicine and a B.A. degree in Biology from Lehigh University. Dr. Walker’s experience as a board-certified dermatologist and the founder of our company and other pharmaceutical companies, his background in clinical and product development in dermatology and other fields, and his knowledge of the pharmaceutical industry contributed to the conclusion of our Board that he should serve as a director of our company.

William Humphries, age 52

Mr. Humphries has served as a member of our Board since September 2016. Since January 2017, he has served as Executive Vice President of Ortho Dermatologics, the dermatology division of Bausch Health Companies, Inc. From 2012 to December 2016, he served as President and Chief Executive Officer of the North American business of Merz, Inc., an affiliate of Merz Pharma Group, a specialty healthcare company. From 2006 to 2012, Mr. Humphries served in a number of leadership positions with Stiefel Laboratories, Inc., a dermatology pharmaceutical company, including as its Chief Commercial Officer and then as President beginning in 2008. Stiefel was acquired by GlaxoSmithKline in 2009, after which Mr. Humphries served as the President of Dermatology for Stiefel from 2009 until March 2012. Mr. Humphries previously held multiple senior executive roles in sales and marketing, business development and international marketing for Allergan, Inc., concluding as Vice President of its U.S. skincare business. Mr. Humphries currently serves on the board of directors of and is the chair of Clearside Biomedical, Inc., a publicly held biopharmaceutical company. He holds a B.A. degree from Bucknell University and an M.B.A. degree from Pepperdine University. Our Board believes that Mr. Humphries’ experience as a pharmaceutical company executive provides him with the qualifications and skills to serve as a director of our company.

Andrew Schiff, age 53

Dr. Schiff has served as a member of our Board since August 2017. Dr. Schiff joined Aisling Capital in September of 1999 and currently serves as one of the firm’s managing partners. Prior to joining Aisling Capital, Dr. Schiff practiced internal medicine for six years at The New York Presbyterian Hospital, where he maintains his position as a Clinical Assistant Professor of Medicine. Dr. Schiff served as a director of ZELTIQ Aesthetics, Inc., a publicly held medical technology company, from 2010 until its acquisition by Allergan plc in May 2017. He also served on the board of directors of Agile Therapeutics, Inc., a publicly held women’s health specialty pharmaceutical company, from 2012 until February 2016. Dr. Schiff currently serves as a director of a number of private companies. He is a longtime supporter and board member of the Visiting Nurse Service of New York, as well as other charitable organizations. Dr. Schiff received an M.D. degree from Cornell University Medical College, his M.B.A. degree from Columbia University, and his B.S. with honors in Neuroscience from Brown University. Our Board believes that Dr. Schiff’s medical background and venture experience qualify him to serve as a director of our company.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Anand Mehra, M.D., age 43

Anand Mehra, M.D. has served as a member of our Board since September 2014. Dr. Mehra joined Sofinnova Investments, Inc. (fka Sofinnova Ventures, Inc.), a biotech investment firm, in 2007 and currently serves as a general partner. Prior to joining Sofinnova, Dr. Mehra worked in J.P. Morgan’s private equity and venture capital group, and before that, Dr. Mehra was a consultant in McKinsey & Company’s pharmaceutical practice. Dr. Mehra currently serves on the boards of directors of the publicly held companies Spark Therapeutics, Inc. and Merus N.V., as well as several private companies. Within the past five years, he also served on the boards of directors of the publicly held pharmaceutical companies Marinus Pharmaceuticals, Inc. and Aerie Pharmaceuticals, Inc. Dr. Mehra received his B.A. degree in political philosophy from the University of Virginia and an M.D. degree from Columbia University’s College of Physicians and Surgeons. Our Board believes that Dr. Mehra’s extensive experience in the life sciences industry, his service on the boards of directors of other public life sciences companies and his extensive leadership experience qualify him to serve as a director of our company.

Andrew Powell, age 61

Andrew Powell is an independent consultant who has served as a member of our Board since January 2017. He also serves on the boards of Landec Corporation, a publicly held health and wellness solutions company, and Synthorx Inc., a publicly held biopharmaceutical company. Mr. Powell previously served as Senior Vice President, General Counsel and Corporate Secretary of Medivation, Inc. from May 2015 until November 2016, when the company was acquired by Pfizer, Inc. Mr. Powell served as Executive Vice President, General Counsel and Corporate Secretary of InterMune, Inc. from September 2013 to March 2015. From 2009 to 2013, he served as Executive Vice President, General Counsel and Secretary at Cornerstone Therapeutics, Inc. From 2008 to 2009, Mr. Powell served as Senior Vice President and General Counsel at ImClone Systems, Inc. From 2004 to 2008, he was General Counsel at Collagenex Pharmaceuticals, Inc. Earlier in his career, Mr. Powell held positions of increasing responsibility for nearly 15 years at the multi-national healthcare company Baxter International, Inc., where he was instrumental in a series of transactions that established Baxter throughout Asia. Mr. Powell holds a B.A. degree from the University of North Carolina at Chapel Hill and a J.D. from Stanford Law School. Our Board believes that Mr. Powell’s unique expertise in the areas of commercialization strategy, expansion (both domestic and international), governance, compliance and mergers and acquisitions qualifies him to serve as a director of our company.

Stephen A. Tullman, age 53

Stephen A. Tullman has served as Chairman of our Board since August 2012. Mr. Tullman co-founded NeXeption, Inc., a biopharmaceutical assets management company, in 2011 and its affiliated entity NeXeption, LLC in 2012 and served as the managing member of NeXeption, LLC until 2016. Mr. Tullman co-founded NeXeption II, LLC in 2013 and currently serves as the managing member of NeXeption II, LLC and certain of its affiliates. He previously served as Chairman, President and Chief Executive Officer of Ceptaris Therapeutics, Inc., a biopharmaceutical company, from 2011 until its acquisition by Actelion US Holdings Company, now a subsidiary of Johnson & Johnson, in 2013. Mr. Tullman served as Chairman of Vicept Therapeutics, Inc. from 2009 until its acquisition by Allergan, Inc. in 2011. In 2005, Mr. Tullman co‑founded Ception Therapeutics, Inc. and served as its President and Chief Executive Officer until its acquisition by Cephalon, Inc. in 2010. In 2003, Mr. Tullman co-founded Trigenesis Therapeutics, Inc., where he served as its Chief Business Officer (acquired by Dr. Reddy’s Laboratories Inc.) Mr. Tullman began his career at SmithKline Beecham, a pharmaceutical company, where he held positions of increasing responsibility in finance, sales, marketing, and research and development. Mr. Tullman currently serves as the chairman of the board of directors of Ralexar Therapeutics, Inc., a specialty dermatology company, and on the boards of directors of several other privately held companies. Mr. Tullman received a B.S. degree in Accounting from Rutgers University. Our Board believes that Mr. Tullman’s leadership, executive, managerial and business experience with several life sciences companies qualify him to serve as a director of our company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Christopher Molineaux, age 53

Christopher Molineaux has served as a member of our Board since January 2014. Since 2010, Mr. Molineaux has served as President and Chief Executive Officer of Life Sciences Pennsylvania, formerly Pennsylvania Bio, a pharmaceutical and biotech industry advocacy organization, and served as Senior Vice President, Membership Services from 2009 until 2010. Prior to joining Life Sciences Pennsylvania, Mr. Molineaux served as worldwide Vice President of Pharmaceutical Communications and Public Affairs for Johnson & Johnson. Mr. Molineaux previously served as Vice President for Public Affairs at the Pharmaceutical Research and Manufacturers Association. He holds a B.A. degree from the College of the Holy Cross. Our Board believes that Mr. Molineaux’s substantial pharmaceutical and biotechnology industry experience qualifies him to serve as a director of our company.

Bryan Reasons, age 51

Bryan Reasons has served as a member of our Board since April 2018. Since March 2019, Mr. Reasons has served as Executive Vice President and Chief Financial Officer of Mallinckrodt plc. Prior to joining Mallinckrodt, Mr. Reasons served as Chief Financial Officer of Amneal Pharmaceuticals, Inc. from May 2018 until January 2019 and as Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc. from December 2012 until Amneal and Impax completed their business combination in May 2018. Mr. Reasons previously served as Impax’s Acting Chief Financial Officer from June 2012 to December 2012 and as its Vice President, Finance from January 2012 to June 2012. Prior to joining Impax, Mr. Reasons was with Cephalon, Inc., a biopharmaceutical company, serving as Vice President, Finance from 2010 to 2011 and as Vice President, Risk Management and General Auditor from 2005 to 2010. Following the acquisition of Cephalon by Teva Pharmaceutical Industries Ltd., he served as Vice President, Finance of Teva from 2011 to 2012. Prior to joining Cephalon, Mr. Reasons held various finance management positions at E.I. Du Pont De Nemours and Company from 2003 to 2005 and previously worked at PricewaterhouseCoopers LLP from 1992 to 2003, including as a senior manager. Since March 2017, Mr. Reasons has served on the board of directors and on the audit committee of Recro Pharma, Inc., a specialty pharmaceutical company. Mr. Reasons has a B.S. degree in accounting from The Pennsylvania State University and an M.B.A. degree from Widener University. He is a certified public accountant in the Commonwealth of Pennsylvania. Our Board believes that Mr. Reasons’ extensive experience in the pharmaceutical industry, including his experience in senior leadership positions at a number of large pharmaceutical companies, as well as his expertise in financial and accounting matters, qualifies him to serve as a director of our company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and our company, senior management and independent auditors, the Board has affirmatively determined that six of our eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Humphries, Dr. Mehra, Mr. Molineaux, Mr. Powell, Mr. Reasons and Dr. Schiff. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with our company.

BOARD LEADERSHIP STRUCTURE

Mr. Tullman is the Chairman of the Board and has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board. The Company believes that separating the positions of Chairman and Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. The Company believes that this separation can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function, if and to the extent that we establish such a function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance principles, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Nominating and Corporate Governance Committee also periodically reviews and assesses the adequacy of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman of the Board the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met five times during 2018. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of 2018 for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2018 for each of these committees. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Name	Audit	Compensation	Nominating and Corporate Governance
William Humphries	X		X
Anand Mehra, M.D.		X*
Christopher Molineaux		X	X*
Andrew Powell	X		X
Bryan Reasons	X*
Andrew Schiff, M.D.		X
Total meetings in 2018	7	5	4

*Committee Chairman

Below is a description of each of these committees of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting;

establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Mr. Reasons, Mr. Humphries and Mr. Powell. Mr. Reasons serves as the chairman of the Audit Committee. The Audit Committee met seven times during 2018. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.aclaristx.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act).

The Board has also determined that Mr. Reasons qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Reasons’ level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Bryan Reasons, Chairman
William Humphries
Andrew Powell

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Dr. Mehra, Mr. Molineaux and Dr. Schiff. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met five times during 2018. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.aclaristx.com.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and members of senior management and evaluation of performance in light of these stated objectives;

•

review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and the other executive officers;

•	compensation of the Company’s non-employee directors; and
•	administration of the Company’s equity compensation plans and other similar plans and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets three to five times per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

After taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Arnosti Consulting, Inc. (“Arnosti”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed Arnosti’s independence and determined that Arnosti had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged Arnosti to revise our peer company group composed of public companies comparable to us to be approved by the Compensation Committee, and conduct a compensation assessment analyzing the current cash and equity compensation of our executive officers, directors and other senior management against compensation for similarly situated executives and directors at our peer group companies. Our management did not have the ability to direct Arnosti’s work.

The Compensation Committee makes most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies suggested by the consultant to be comparable to us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Molineaux, Mr. Humphries and Mr. Powell. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times during 2018. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and www.aclaristx.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, being able to serve for three years before reaching the retirement age of 79 and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Although the Company does not have a formal policy governing diversity among directors, the Board strives to identify candidates with diverse backgrounds. The Board recognizes the value of overall diversity and consider members’ and candidates’ opinions, perspectives, personal and professional experiences, and backgrounds, including age, gender, race, ethnicity, and country of origin. We believe that the judgment and perspectives offered by a diverse board of directors improves the quality of decision making and enhances our business performance.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The

Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 640 Lee Road, Suite 200, Wayne, Pennsylvania 19087. Any such recommendation should be delivered at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Corporate Secretary at 640 Lee Road, Suite 200, Wayne, Pennsylvania 19087. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and
•	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

CODE OF ETHICS

We have adopted the Aclaris Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.aclaristx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

In April 2019, the Board adopted the Aclaris Therapeutics, Inc. Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Corporate Governance Guidelines are available on our website at www.aclaristx.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements beginning with the year ended December 31, 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017 by PricewaterhouseCoopers LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2018	2017
Audit Fees	$525,000	$336,000
Audit-related Fees	$—	$47,221
Total	$525,000	$383,221

Audit fees for the years ended December 31, 2018 and 2017 primarily include the audit and/or review of our financial statements, the consents issued for our registration statements, and the statements included in our filings with the SEC, and for 2018, services rendered in connection with our pro-forma financial information related to the RHOFADE acquisition. For 2017, audit-related fees related to due diligence services provided by PricewaterhouseCoopers LLP in connection with our acquisition of Confluence Life Sciences, Inc. in August 2017.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

MANAGEMENT

The following table sets forth information concerning our executive officers.

Name	Position
Neal Walker(1)	President and Chief Executive Officer
Christopher Powala(2)	Chief Regulatory and Development Officer
Stuart Shanler, M.D.(2)	Chief Scientific Officer
Kamil Ali-Jackson(1)	Chief Legal Officer
Frank Ruffo(1)	Chief Financial Officer
David Gordon, MB, ChB	Chief Medical Officer

(1)

This executive officer is a member of another company that has a wholly owned subsidiary that previously provided us services and leased office space to us.  See “Transactions with Related Person—Certain Related Person Transactions—Services Agreement” and “Transactions with Related Person—Certain Related Person Transactions—Subleases” for additional information.

(2)	This executive officer provides part-time services to another company under common control with us pursuant to a consulting agreement.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to our executive officers who are not also directors. Information with respect to Dr. Walker is set forth above under Proposal 1, Election of Directors.

Christopher Powala, age 59

Christopher Powala co-founded our company, has served as our Chief Regulatory and Development Officer since January 2018 and served as our Chief Operating Officer from July 2012 until January 2018. Since January 2014, Mr. Powala has served part-time as a regulatory consultant at Ralexar Therapeutics, Inc., a specialty dermatology company. Between 2011 and 2012, Mr. Powala served as a consultant to a number of pharmaceutical companies. Mr. Powala co-founded and served as Chief Operating Officer of Vicept Therapeutics, Inc. from 2009 until its acquisition by Allergan, Inc. in July 2011. Prior to joining Vicept Therapeutics, Inc., from 2008 to 2009, he served as Vice President, Clinical Operations & Global Regulatory Affairs for Vital Therapies, Inc., a biotechnology company. From 1993 to 2008, Mr. Powala was with CollaGenex Pharmaceuticals, Inc, a dermatology-focused specialty pharmaceutical company, where he served as Vice President, Drug Development and Regulatory Affairs. Previously, Mr. Powala also held various positions in product development and regulatory affairs at Wyeth Laboratories, Inc. Mr. Powala received his B.S. degree in Biology from State University of New York-Regents College.

Stuart Shanler, M.D., age 58

Stuart Shanler, M.D. co-founded our company and has served as our Chief Scientific Officer since 2012. Since January 2014, Dr. Shanler has served part-time as a medical and clinical development consultant at Ralexar Therapeutics, Inc., a specialty dermatology company. Between 2011 and 2012, Dr. Shanler served as a consultant to a number of pharmaceutical companies. Dr. Shanler co-invented RHOFADE, a topical drug for the treatment of persistent facial erythema, for, and co-founded and served as Chief Scientific Officer of, Vicept Therapeutics, Inc. from 2009 until its acquisition by Allergan, Inc. in July 2011. Previously, Dr. Shanler was a dermatologic surgeon in private practice. Dr. Shanler is a board-certified dermatologist and received his M.D. degree from Albany Medical College of Union University and received B.S. degrees in Biology and the Biological Basis of Behavior from the University of Pennsylvania.

Kamil Ali-Jackson, age 60

Kamil Ali-Jackson co-founded our company and has served as our Chief Legal Officer since 2012. Ms. Ali-Jackson also serves as Chief Compliance Officer and Secretary. In addition, Ms. Ali-Jackson has served as the Chief Legal Officer of

NeXeption II, LLC, NST, LLC, and NST Consulting, LLC since 2013, 2013 and 2014, respectively. From January 2014 to December 2015, Ms. Ali-Jackson served part-time as the Chief Legal Officer of Ralexar Therapeutics, Inc., a specialty dermatology company. From 2011 until its acquisition by Actelion US Holdings Company, a subsidiary of Actelion Ltd., in 2013, Ms. Ali-Jackson served as Chief Legal Officer, Chief Compliance Officer and Secretary of Ceptaris Therapeutics, Inc., a biotechnology company. From 2010 to 2011, she was a consultant to a private specialty pharmaceutical company. From 2006 to 2010, she served as General Counsel and Secretary of Ception Therapeutics, Inc., a biotechnology company that was acquired by Cephalon, Inc. Previously, Ms. Ali-Jackson served as legal counsel and a licensing business executive for a number of pharmaceutical companies, including Merck & Co., Inc., Dr. Reddy’s Laboratories Inc. and Endo Pharmaceuticals, Inc. Ms. Ali-Jackson received her J.D. degree from Harvard Law School and A.B. degree in Politics from Princeton University. Ms. Ali-Jackson currently serves on the board of Rosemont College, a private liberal arts college located in Pennsylvania.

Frank Ruffo, age 53

Frank Ruffo co-founded our company and has served as our Chief Financial Officer since 2012. From January 2014 to December 2015, Mr. Ruffo served part-time as a financial consultant at Ralexar Therapeutics, Inc., a specialty dermatology company. Mr. Ruffo also served part-time as the Chief Financial Officer of VenatoRx Pharmaceuticals Inc., a pharmaceutical company, from 2011 to 2014 and the Chief Financial Officer of BioLeap, Inc. from 2010 to 2013. Prior to joining our company, Mr. Ruffo co-founded and served as Chief Financial Officer of Vicept Therapeutics, Inc. from 2009 until its acquisition by Allergan, Inc. in July 2011. Prior to joining Vicept Therapeutics, Inc., from 1996 to 2008, Mr. Ruffo served as the Vice President, Finance and Controller of CollaGenex Pharmaceuticals, Inc. He is a certified public accountant in Pennsylvania (inactive since 2008). Mr. Ruffo received his B.S. degree in business administration with a major in accounting from LaSalle University.

David Gordon, MB ChB, age 50

David Gordon has served as our Chief Medical Officer since May 2018. Prior to joining us, Dr. Gordon was Senior Vice President and Head of Dermatology Research and Development at GlaxoSmithKline plc, a pharmaceutical company, from May 2016 to March 2018. He served as Clinical Vice President and Medicine Development Leader in the Immuno-inflammation and Biopharmaceutical Groups at GlaxoSmithKline plc from 2007 to May 2016. Dr. Gordon received his British medical degree (MB ChB) and Bachelor of Medical Biology from Aberdeen University. He received a Diploma in Anaesthetics from the Faculty of The Royal College of Anaesthetists, London. Dr. Gordon is accredited as a specialist in pharmaceutical medicine by the Faculty of Pharmaceutical Medicine in London and is a Fellow of the Faculty (FFPM).

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 1, 2019 by: (i) each director; (ii) each of the executive officers listed in the Summary Compensation Table; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities associated with Deerfield(2)	5,893,416	14.3%
Franklin Advisers, Inc.(3)	3,986,422	9.7
BlackRock Inc.(4)	3,620,835	8.8
D.E. Shaw & Co., L.L.C.(5)	2,280,294	5.5
Broadfin Capital, LLC(6)	2,280,260	5.5
FMR LLC(7)	2,064,609	5.0
Named Executive Officers and Directors:
Neal Walker(8)	1,482,371	3.5
David Gordon	—	—
Stuart Shanler(9)	468,955	1.1
Stephen A. Tullman(10)	659,422	1.6
William Humphries(11)	22,611	*
Christopher Molineaux(12)	37,247	*
Anand Mehra(13)	1,932,205	4.7
Andrew Powell(14)	26,055	*
Bryan Reasons(15)	4,888	*
Andrew Schiff(16)	648,899	1.6
All current directors and executive officers as a group (13 persons)(17)	6,329,863	14.8

*Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedule 13G and Schedule 13D and Section 16 filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,256,380 shares outstanding on February 1, 2019, adjusted as required by rules promulgated by the SEC. Except as otherwise noted below, the principal business address of each of the executive officers and directors is c/o Aclaris Therapeutics, Inc., 640 Lee Road, Suite 200, Wayne, Pennsylvania 19087.

(2)

This information has been obtained from a Schedule 13G/A filed on February 12, 2019 by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and James E. Flynn. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P., while Deerfield Management Company, L.P. is the investment advisor of Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. Flynn may be deemed to have shared voting and dispositive power over the shares listed in the table. The principal business address of these persons and entities is 780 Third Avenue, 37th Floor, New York, NY 10017.

(3)

This information has been obtained from a Schedule 13G/A filed on January 25, 2019 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. Messrs. Charles B. Johnson and Rupert H. Johnson are the principal shareholders of Franklin Resources, Inc., and may be deemed beneficial owners of the shares beneficially owned by that entity. The address of these persons and entities is One Franklin Parkway, San Mateo, California 94403‑1906.
(4)	This information has been obtained from a Schedule 13G/A filed on February 4, 2019 by BlackRock, Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)

This information has been obtained from a Schedule 13G/A filed on February 14, 2019 by D.E. Shaw & Co., L.L.C., D. E. Shaw & Co., L.P. and David E. Shaw with respect to (a) 1,530,295 shares of common stock held by D. E. Shaw Valence Portfolios, L.L.C., (b) 745,544 shares of common stock held by D. E. Shaw Oculus Portfolios, L.L.C., (c) 2,525 shares of common stock held by D. E. Shaw Asymptote Portfolios, L.L.C., and (d) 1,930 shares of common stock held under the management of D. E. Shaw Investment Management, L.L.C.  By virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser of D. E. Shaw Valence Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C. and the managing member of D. E. Shaw Investment Management, L.L.C. and D. E. Shaw Adviser, L.L.C., which in turn is the investment adviser of D. E. Shaw Asymptote Portfolios, L.L.C., and by virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the manager of D. E. Shaw Valence Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C. and the managing member of D. E. Shaw Manager, L.L.C., which in turn is the manager of D. E. Shaw Asymptote Portfolios, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the shares listed above. The principal business address of this person and these entities is 1166 Avenue of the Americas, 9th Floor, New York, New York 10036.

(6)

This information has been obtained from a Schedule 13G filed on January 29, 2019 by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler. Kevin Kotler is the managing member of Broadfin Capital, LLC and director of Broadfin Healthcare Master Fund, Ltd., and he may be deemed to have shared voting and dispositive power over the shares listed in the table. The principal business address of Broadfin Capital, LLC and Kevin Kotler is 300 Park Avenue, 25th Floor, New York, New York 10022. The principal business address of Broadfin Healthcare Master Fund, Ltd is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.

(7)

This information has been obtained from a Schedule 13G/A filed on February 13, 2019 by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(8)	Consists of (a) 917,345 shares of common stock and (b) 565,026 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.
(9)	Consists of (a) 272,047 shares of common stock and (b) 196,908 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.
(10)

Consists of (a) 177,457 shares of common stock held directly by Mr. Tullman, (b) 394,014 shares of common stock held by the 2007 Irrevocable Trust of Stephen A. Tullman, of which Mr. Tullman’s wife serves as the trustee, and (c) 87,951 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.

(11)	Consists of 22,611 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.
(12)	Consists of (a) 7,682 shares of common stock and (b) 29,565 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.
(13)

Consists of (a) 1,911,573 shares of common stock held by Sofinnova Venture Partners VIII, L.P., a Delaware limited partnership (“SVP VIII”) and (b) 20,632 shares of common stock underlying options held directly by Dr. Mehra that are exercisable within 60 days of February 1, 2019. Sofinnova Management VIII, L.L.C., a Delaware limited liability company (“SM VIII”) is the general partner of SVP VIII, and Dr. Mehra, Michael F. Powell and James I. Healy, the managing members of SM VIII, may be deemed to have shared voting and dispositive power with respect to such shares. The address of these persons and entities is c/o Sofinnova Investments, Inc., 3000 Sand Hill Road, Bldg. 4, Suite 250, Menlo Park, California 94025.

(14)	Consists of (a) 500 shares of common stock and (b) 25,555 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.
(15)	Consists of 4,888 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.
(16)

Consists of (a) 634,455 shares of common stock owned directly by Aisling Capital IV, LP (“Aisling”) and (b) 14,444 shares of common stock underlying options held directly by Dr. Schiff that are exercisable within 60 days of February 1, 2019. The shares owned directly by Aisling are held indirectly by Aisling Capital Partners IV, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners IV, LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. The individual managing members (collectively, the “Managers”) of Aisling Partners are Dr. Schiff and Steve Elms. Aisling GP, Aisling Partners, and the Managers share voting and dispositive power over the shares directly held by Aisling.

(17)	Consists of (a) 4,834,424 shares of common stock and (b) 1,495,439 shares of common stock underlying options that are exercisable within 60 days of February 1, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and more than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our more than 10% stockholders, we believe that during the year ended December 31, 2018, our directors, executive officers and more than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that one Form 4 filing for each of Mr. Powala, Dr. Shanler, Dr. Walker, Mr. Ruffo and Brett Fair, our former Chief Commercial Officer, relating to the vesting of restricted stock units was filed one day late in December 2018.

EXECUTIVE COMPENSATION

For the year ended December 31, 2018, our Chief Executive Officer and our two other most highly compensated executive officers were:

•	Neal Walker, our President and Chief Executive Officer;
•	David Gordon, MB ChB, our Chief Medical Officer; and
•	Stuart Shanler, M.D., our Chief Scientific Officer.

We refer to these executive officers in this proxy statement as our named executive officers.

SUMMARY COMPENSATION TABLE

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2018 and 2017. The salary amounts set forth in the table below represent the total salary earned by the named executive officer during the indicated year.

Name and Principal Position	Year	Salary ($)	Stock Awards($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Neal Walker	2018	550,000	954,288	2,626,344	221,100	11,660	(3)	4,363,392
President and Chief Executive Officer	2017	510,000	—	—	288,150	11,436	(3)	809,586
David Gordon, MB ChB(4)	2018	244,444	468,720	1,334,760	67,896	358		2,116,178
Chief Medical Officer
Stuart Shanler, M.D.	2018	400,000	342,395	937,980	116,400	11,660	(3)	1,808,435
Chief Scientific Officer	2017	380,000	—	—	142,642	11,436	(3)	534,078

(1)

The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options and stock awards are described in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

The amounts reflect the portion of each officer’s target bonus paid based on the achievement of our corporate goals, which for 2018 are discussed further below under “—Narrative to Summary Compensation Table—Annual Bonus.”

(3)	The amount primarily consists of company matching contributions to the officer’s 401(k) plan account.
(4)	Dr. Gordon’s employment with our company commenced in May 2018.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers. In 2017 and again in 2018, the Compensation Committee retained Arnosti, a compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program. Arnosti’s engagements included assisting the Compensation Committee with the selection of a peer group of companies for benchmarking purposes, an analysis of our existing executive compensation, including our equity incentive plan and equity award granting practices, and an analysis of our director compensation policy. In 2017 and 2018, Arnosti presented the Compensation Committee with data about the compensation paid by our peer group of companies and other employers, who we believe compete with us for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and advised the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than us, and the consultant’s fees are approved by the Compensation Committee.

Annual Base Salary

The following table presents the base salaries for Dr. Walker, Dr. Gordon and Dr. Shanler for 2019 and 2018. The base salaries for 2019 and 2018 became effective on January 1, 2019 and January 1, 2018, respectively, for all of our named executive officers.

Name	2019 Base Salary ($)	2018 Base Salary ($)
Neal Walker	566,500	550,000
David Gordon, MB ChB	406,000	400,000
Stuart Shanler, M.D.	412,000	400,000

Annual Bonus (Non-Equity Incentive Plan Compensation)

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations, and with respect to our executives other than the Chief Executive Officer, their respective individual goals, for each fiscal year. For 2018, the target bonus for Dr. Walker was 60% of his base salary, and the target bonus for Dr. Gordon and Dr. Shanler was 40% of their respective base salaries. For 2019, the target bonus for Dr. Walker is 60% of his base salary and the target bonus for Dr. Gordon and Dr. Shanler is 40% of their respective base salaries.

The actual performance-based annual bonus paid, if any, has historically been calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Board for such year, and for our executives other than the Chief Executive Officer, the percentage attainment of the individual goals established by our Chief Executive Officer. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. At the end of the year, the Compensation Committee reviews our performance against our goals and approves the extent to which we achieved each of our corporate and individual goals, as applicable, and, for each named executive officer, the amount of the bonus awarded.

For 2018, bonuses were awarded based on our achievement of specified corporate goals, including our clinical development and commercialization activities, and individual goals, as applicable. Based on the level of achievement, our Compensation Committee awarded Dr. Walker, Dr. Gordon and Dr. Shanler 67%, 73% and 73% of their target bonuses, respectively, for the year ended December 31, 2018. These actual bonus amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Long-Term Incentives

Our 2012 equity compensation plan (the “2012 Plan”) authorized us to make grants to eligible recipients of non-qualified stock options, incentive stock options and restricted stock awards. All of our awards under this plan were in the form of stock options. Effective upon the consummation of our initial public offering in October 2015, no further options or stock awards may be granted under our 2012 Plan, but all outstanding stock awards will continue to be governed by their existing terms.

In connection with the initial public offering, our Board adopted, and our stockholders approved, the 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our 2015 Plan also provides for the grant of performance cash awards to our employees, consultants and directors. We have issued stock options and restricted stock units from the 2015 Plan.

In July 2017, the Board adopted the 2017 Inducement Plan. The 2017 Inducement Plan is a non-shareholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq listing rules. The only employees eligible to receive grants of awards under the 2017 Inducement Plan were individuals who satisfied the standards for inducement grants under Nasdaq rules, generally including individuals who were not previously an employee or director of the Company. Under the terms of the 2017 Inducement Plan we could grant up to 1,000,000 shares of common stock pursuant to nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock awards. All shares of common stock that were eligible for issuance under the 2017 Inducement Plan after October 1, 2018, including any shares underlying any awards that expire or are otherwise terminated, reacquired to satisfy tax withholding obligations, settled in cash or repurchased by us in the future that would have been eligible for re-issuance under the 2017 Inducement Plan, were retired.

We generally award stock options and restricted stock units on the grant date determined by our Compensation Committee or, in the case of certain equity awards, on the grant date determined by our Chief Executive Officer pursuant to authority delegated to him by the Compensation Committee in accordance with the 2015 Plan. We set the option exercise price, as applicable, and grant date fair value based on the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. The shares underlying options granted under our 2012 Plan typically vest 25% one year from the date of grant and the remaining shares vest in 36 equal monthly installments thereafter. Under our 2015 Plan, restricted stock units and shares underlying stock options typically vest in four annual installments, and some awards may have a performance-based feature that provides for vesting upon achievement of specified performance goals. Under our 2017 Inducement Plan, restricted stock units and shares underlying stock options typically vest in four annual installments.

Employment Arrangements

Please see “—Potential Payments upon Termination of Employment or upon Change of Control” below for information regarding the employment agreements and severance arrangements, as applicable, for each of our named executive officers.

Outstanding Equity Awards at End of 2018

The following table provides information about outstanding stock options and restricted stock units held by each of our named executive officers at December 31, 2018. None of our named executive officers held other stock awards at the end of 2018.

			Option Awards					Stock Awards
			Number of Securities Underlying Unexercised Options (#)
Name	Type of Award	Equity Incentive Plan	Exercisable	Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(11)
Neal Walker	Option	2012	43,548	0		0.72	08/12/2024
	Option	2012	118,840	0		1.52	12/07/2024
	Option	2012	171,452	39,567	(2)	10.66	8/31/2025
	Option	2015	103,001	34,334	(3)	28.68	12/17/2025
	Option	2015	72,800	72,800	(4)	28.92	12/14/2026
	Option	2015	0	151,200	(5)	22.09	1/31/2028
	RSU	2015						2,925	(6)	21,615.75
	RSU	2015						6,067	(7)	44,835.13
	RSU	2015						43,200	(8)	319,248.00
David Gordon, MB ChB	Option	2015	0	84,000	(9)	19.53	07/01/2028
	RSU	2015						24,000	(10)	177,360.00
Stuart Shanler, M.D.	Option	2012	14,462	0		0.72	08/12/2024
	Option	2012	37,826	0		1.52	12/07/2024
	Option	2012	54,007	12,464	(2)	10.66	08/31/2025
	Option	2015	40,374	13,459	(3)	28.68	12/17/2025
	Option	2015	31,200	31,200	(4)	28.92	12/14/2026
	Option	2015	0	54,000	(5)	22.09	1/31/2028
	RSU	2015						1,450	(6)	10,715.50
	RSU	2015						2,600	(7)	19,214.00
	RSU	2015						15,500	(8)	114,545.00

(1)

All options granted to date under our 2012 Plan to the named executive officers are exercisable immediately, subject to a repurchase right in our favor that lapses as the option vests. This column reflects the number of options that were granted under our 2012 Plan held by our named executive officers that were unvested, as opposed to unexercisable, as of December 31, 2016.

(2)

25% of the total shares underlying this option vested on September 1, 2016. The remaining shares vest 1/36th monthly through September 1, 2019, subject to the officer’s continued service through each applicable vesting date.

(3)

25% of the total shares underlying this option vested on December 18, 2016. The remaining shares vest 1/3rd annually through December 18, 2019, subject to the officer’s continued service through each applicable vesting date.

(4)

25% of the total shares underlying this option vested on December 15, 2017. The remaining shares vest 1/3rd annually through December 15, 2020, subject to the officer’s continued service through each applicable vesting date.

(5)

25% of the total shares underlying this option vested on February 1, 2019. The remaining shares vest 1/3rd annually through February 1, 2022, subject to the officer’s continued service through each applicable vesting date.

(6)

25% of the total shares subject to restriction vested on December 18, 2016. The remaining shares vest 1/3rd annually through December 18, 2019, subject to the officer’s continued service through each applicable vesting date.

(7)

12.5% of the total shares subject to restriction vested on December 15, 2017. The remaining shares vest 1/3rd annually through December 15, 2020, subject to the officer’s continued service through each applicable vesting date.

(8)

25% of the total shares subject to restriction vested on February 1, 2019. The remaining shares vest 1/3rd annually through February 1, 2022, subject to the officer’s continued service through each applicable vesting date.

(9)

25% of the total shares underlying this option will vest on each of the first, second, third and fourth anniversaries of the date of grant, beginning on July 2, 2019, subject to the officer’s continued service through each applicable vesting date.

(10)

25% of the total shares subject to restriction will vest on each of the first, second, third and fourth anniversaries of the date of grant, beginning on July 2, 2019, subject to the officer’s continued service through each applicable vesting date.

(11)	Based on the closing price of our common stock of $7.39 per share as of December 31, 2018, the last trading day of 2018.

Potential Payments upon Termination of Employment or upon Change of Control

In 2015, we entered into employment agreements with Dr. Walker under which he serves as our President and Chief Executive Officer and Dr. Shanler under which he serves as our Chief Scientific Officer. The employment agreements became effective as of October 6, 2015. Under these agreements, Dr. Walker and Dr. Shanler are each eligible to receive severance benefits in specified circumstances. We have not entered into an employment agreement with Dr. Gordon, although he is eligible to receive severance benefits under our Change in Control Severance Benefit Plan, as described below.

Employment Agreements with Dr. Walker and Dr. Shanler

Pursuant to our employment agreements with Dr. Walker and Dr. Shanler, each executive officer is eligible for severance benefits in specified circumstances. In the event that we terminate Dr. Walker or Dr. Shanler without cause, he resigns for good reason or his employment is terminated due to death or disability, he, or his estate, will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current salary for a period of 12 months following termination for Dr. Walker and for a period of nine months following termination for Dr. Shanler, in each case payable in accordance with our normal payroll practices, (ii) a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination and (iii) a direct payment by us to the applicable healthcare provider of 100% of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he is eligible and has appropriately elected through the earlier of (A) 12 months following termination for Dr. Walker and nine months following termination for Dr. Shanler and (B) the date he becomes eligible for substantially equivalent coverage in connection with new employment.

In addition, in the event of termination without cause, for good reason, or due to death or disability of each of Dr. Walker or Dr. Shanler on or within three months prior to, or within 12 months following, a change of control, he will be entitled to (i) continuation of his base salary for an additional 12 months for Dr. Walker and six months for Dr. Shanler following the end of the initial severance period, (ii) up to six additional months of paid COBRA premiums (or until he receives substantially equivalent coverage in connection with new employment, if earlier) and (iii) if the termination occurs on or within three months prior to the change of control, all of his unvested stock options and other equity awards outstanding on the effective date of termination will become fully vested on the effective date of the change of control, or if the termination occurs within 12 months following the effective date of the change of control, provided that any surviving corporation or acquiring corporation assumes his stock options or other equity awards, as applicable, or substitutes similar stock options or equity awards for his stock options or equity awards, as applicable, in accordance with the terms of the applicable equity incentive plans, all unvested stock options and other equity awards outstanding on the effective date of termination will become fully vested on the date of termination.

In the event Dr. Walker’s or Dr. Shanler’s employment is terminated upon nonrenewal of the employment agreement by us, he will continue to receive his salary and benefits during the 90-day nonrenewal notice period, and, upon execution and effectiveness of a release of claims, he will be entitled to receive (i) continued payment of his then-current salary for a period of 12 months following termination for Dr. Walker and for a period of nine months following termination for Dr. Shanler, in each case payable in accordance with our normal payroll practices, (ii) a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination and (iii) a direct payment by us to the applicable healthcare provider of 100% of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he is eligible and has appropriately elected through the earlier of (A) eight months following termination for Dr. Walker and five months following termination for Dr. Shanler and (B) the date the officer becomes eligible for substantially equivalent coverage in connection with new employment.

Arrangement with Dr. Gordon

In June 2018, the Compensation Committee determined that Dr. Gordon satisfies the eligibility requirements under the terms of our Change in Control Severance Benefit Plan, which provides for severance benefits to certain eligible employees upon their covered termination (as defined in the plan), and designated Dr. Gordon an eligible employee pursuant to such plan.

Pursuant to the severance plan, subject to specified exceptions, in the event (A) we terminate Dr. Gordon without cause and other than as a result of death or disability and (B) such termination occurs during the period commencing 60 days prior to the closing of a change of control and ending 12 months following the closing of a change of control, Dr. Gordon is entitled to receive, upon execution and effectiveness of a release of claims, (i) a payment equal to 50% of his then-current annual base salary, plus an amount equal to his target annual bonus, pro-rated based on the number of days served in the calendar year during which the termination occurs, paid in a lump sum within ten business days following the later of the date the release of claims becomes effective or the closing of the change of control; (ii) full acceleration of vesting of all outstanding stock options and other stock awards held by Dr. Gordon and the lapse of any reacquisition or repurchase rights held by us with respect to any outstanding stock awards held by Dr. Gordon; and (iii) direct payment by us to our group health care provider of Dr. Gordon’s COBRA premiums, less the amount Dr. Gordon would be required to pay under our plans for health insurance coverage while actively employed, for six months following his termination.

Definitions in Employment Agreements and Change in Control Severance Benefit Plan

The following definitions have been adopted in these employment agreements and/or in the Change in Control Severance Benefit Plan:

•

“cause” means: (i) his conviction of, or guilty plea to, a crime of moral turpitude, whether or not a felony, or a felony, other than traffic violations; (ii) any act or omission by him which constitutes gross negligence or a material breach of his duty of loyalty; (iii) any material breach by him of our personnel policies, including those prohibiting acts of discrimination, harassment or retaliation; (iv) any act constituting dishonesty, fraud, immoral or disreputable conduct; (v) refusal to follow or implement a clear and reasonable directive; (vi) breach of fiduciary duty; or (vii) a material violation or breach by him of his employment agreement, other than an event described in the foregoing clauses, or any other agreement with us;

•

“good reason” means, in the absence of events that would support a termination for cause: (i) there is a material failure by us or our successor to pay his salary or additional compensation or benefits in accordance with the employment agreement; (ii) his annual base salary is materially decreased without his prior written consent; (iii) he is assigned duties substantially inconsistent with his title and the responsibilities set forth in his job description without his prior written consent; (iv) his place of employment is changed to a location that is greater than 50 miles from his current place of employment; or (v) any other material violation or breach by us of his employment agreement; provided, however, none of the above events will constitute good reason absent him providing us with proper notice and our failure to cure such event within 30 days of such notice; and

•

“change of control” means: (i) our consolidation or merger with or into any other corporation or other entity or person, or any other corporate reorganization, in which our stockholders immediately prior to such consolidation, merger or reorganization own, in the aggregate, less than 50% of the surviving entity’s voting power or outstanding capital stock immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which we, or any of our stockholders is a party in which greater than 50% of our voting power or outstanding capital stock is transferred, or pursuant to which any person or group of affiliated persons obtains greater than 50% of our voting power or outstanding capital stock, excluding any consolidation or merger effected exclusively to change our domicile; or (ii) any sale, lease or other disposition, including through a division or spin-off transaction, of all or substantially all of our assets or any of our subsidiaries’ assets or any sale, lease or exclusive license or other disposition of all or substantially all of our intellectual property; provided, however that neither of the following constitutes a change of control: (A) transfers of capital stock by an existing stockholder as a result of death or otherwise for estate planning purposes or to such stockholder’s affiliates or to any of our other existing stockholders; or (B) issuances of our equity securities in connection with financings for working capital and other general corporate purposes.

Health and Welfare Benefits

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Currently, we match 100% of each eligible employee’s contributions up to 4.0% of total eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions, and our matching contribution is subject to a six-year vesting schedule. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for all of our employees, including our named executive officers.

NON-EMPLOYEE DIRECTOR COMPENSATION

Under our director compensation policy in effect as of the date of this proxy statement, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The policy applies to each of our directors who is not an employee or an affiliate of our company, which is currently all directors other than Dr. Walker and Mr. Tullman. Pursuant to the policy, each such non-employee director receives an annual cash retainer of $35,000 for serving on our Board. The Chairman and members of each of the Audit, Compensation and Nominating and Corporate Governance Committees receive an additional retainer for such service, as follows:

	MEMBER ANNUAL SERVICE RETAINER	ADDITIONAL CHAIRMAN ANNUAL SERVICE RETAINER
Audit Committee	$7,500	$9,000
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$4,000	$3,500

All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. With respect to Mr. Tullman, the Chairman of our Board, we have agreed to pay him an annual retainer of $100,000 for his services as Chairman and he is not eligible to receive additional cash or equity in connection with his service on the Board or committees thereof.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Each new non-employee director who joins our Board will be granted a stock option to purchase 16,000 shares of common stock under our 2015 Plan, vesting monthly over three years from the grant date, subject to continued service as a director through the applicable vesting date.

On the date of each annual meeting of our stockholders, each non-employee director who continues to serve as a director of our company following the meeting will be granted a stock option to purchase 8,000 shares of common stock under our 2015 Plan, vesting monthly over one year from the grant date, subject to continued service as a director through the applicable vesting date.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing price of our common stock on the date of the option grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

Our board of directors has adopted an amended and restated non-employee director compensation policy that will become effective upon the date of the Annual Meeting. The amended and restated policy provides each non-employee director an annual cash retainer of $40,000 for serving on our Board, as well as the following committee retainers:

	MEMBER ANNUAL SERVICE RETAINER	ADDITIONAL CHAIRMAN ANNUAL SERVICE RETAINER
Audit Committee	$7,500	$12,500
Compensation Committee	$6,000	$8,000
Nominating and Corporate Governance Committee	$4,500	$4,500

The amended and restated policy also provides that on the date of each annual meeting of our stockholders, beginning with the Annual Meeting, each non-employee director who continues to serve as a director of our company following the meeting will be granted (a) a stock option to purchase 11,000 shares of common stock under our 2015 Plan, vesting monthly over one year from the grant date, subject to continued service as a director through the applicable vesting date or (b) if approved by the Board or the Compensation Committee prior to any such meeting, a number of restricted stock units at a ratio to the number of shares such non-employee director would have received under clause (a) as determined by the Board or the Compensation Committee (or any combination of clause (a) and this clause (b)), vesting in one installment on the first anniversary of the grant date, subject to continued service as a director through the applicable vesting date.

2018 Director Compensation

The following table shows the compensation earned by each of our non-employee directors for 2018. Dr. Walker, our President and Chief Executive Officer, is also a director but does not receive any additional compensation for his service as a director. Dr. Walker’s compensation as an executive officer is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Option awards ($)(1)		Total ($)
Stephen A. Tullman	100,000	—		100,000
William Humphries	46,500	110,480	(2)	156,980
Anand Mehra, M.D.	45,000	110,480	(3)	155,480
Christopher Molineaux	47,500	110,480	(4)	157,980
Andrew Powell	46,500	110,480	(5)	156,980
Bryan Reasons	35,335	220,320	(6)	255,655
Andrew Schiff, M.D.	40,000	110,480	(7)	150,480

(1)

Reflects the aggregate grant date fair value of options granted during the fiscal year ended December 31, 2018 calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Our directors will not realize the estimated value of these awards until the awards are vested, exercised and sold.

(2)

Consists of an option granted on June 7, 2018 to purchase 8,000 shares, with a grant date fair value of $110,480. As of December 31, 2018, Mr. Humphries held options to purchase 26,000 shares of our common stock.

(3)

Consists of an option granted on June 7, 2018 to purchase 8,000 shares, with a grant date fair value of $110,480. As of December 31, 2018, Dr. Mehra held options to purchase 22,632 shares of our common stock.

(4)

Consists of an option granted on June 7, 2018 to purchase 8,000 shares, with a grant date fair value of $110,480. As of December 31, 2018, Mr. Molineaux held options to purchase 26,950 shares of our common stock.

(5)

Consists of an option granted on June 7, 2018 to purchase 8,000 shares, with a grant date fair value of $110,480. As of December 31, 2018, Mr. Powell held options to purchase 32,000 shares of our common stock.

(6)

Consists of an option granted on April 20, 2018 to purchase 16,000 shares, with a grant date fair value of $220,320. As of December 31, 2018, Mr. Reasons held options to purchase 16,000 shares of our common stock.

(7)

Consists of an option granted on June 7, 2018 to purchase 8,000 shares, with a grant date fair value of $110,480. As of December 31, 2018, Dr. Schiff held options to purchase 24,000 shares of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2012 Equity Compensation Plan(1)	948,761	$6.76		—
2015 Equity Incentive Plan	3,029,032	$21.06	(2)	1,616,362	(3)
Equity compensation plans not approved by security holders:
2017 Inducement Plan(4)	930,695	$19.02	(5)	—
Total	4,908,488			1,616,362

(1)

Effective upon our initial public offering in October 2015, no additional further options or awards may be granted under the 2012 Equity Compensation Plan; all outstanding stock awards will continue to be governed by their existing terms.

(2)

Weighted average exercise price for the 2015 Plan gives effect to outstanding restricted stock units, which have no exercise price. Excluding the restricted stock units, the weighted average exercise price would be $24.86 per share.

(3)

On January 1 of each year, the number of shares reserved under the 2015 Plan is automatically increased by 4% of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board. Pursuant to the terms of the 2015 Plan, an additional 1,648,429 shares were added to the number of available shares effective January 1, 2019.

(4)	For a description of the material terms of this plan, see “Executive Compensation—Summary Compensation Table—Narrative to Summary Compensation Table—Long-Term Incentives” in this proxy statement.
(5)

Weighted average exercise price for the 2017 Inducement Plan gives effect to outstanding restricted stock units, which have no exercise price. Excluding the restricted stock units, the weighted average exercise price would be $23.07 per share.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any potential conflicts of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”

Services Agreement

In February 2014, we entered into a services agreement with NST, LLC (the “NST services agreement”), pursuant to which NST, LLC provided us with pharmaceutical development, management and other administrative services, and we provided services to NST, LLC. Mr. Tullman, our Chairman, is the manager of NST, LLC and Ms. Ali-Jackson is the Chief Legal Officer of NST, LLC. In addition, several of our directors and executive officers are members of NST, LLC, including Mr. Tullman, Dr. Walker, Mr. Ruffo and Ms. Ali-Jackson. As of December 31, 2017, these directors and executive officers in the aggregate owned approximately 44% of the membership interests in NST, LLC.

The NST services agreement was amended in January 2015 pursuant to which NST, LLC assigned all interests, rights, duties and obligations under the NST services agreement to NST Consulting, LLC, a wholly owned subsidiary of NST, LLC. Mr. Tullman is also the manager of NST Consulting, LLC. We and NST Consulting, LLC terminated the NST services agreement effective as of December 31, 2017.

Under the terms of the NST services agreement, as amended, NST Consulting, LLC provided us with the part-time services of some NST Consulting, LLC employees and we were obligated to pay NST Consulting, LLC a monthly service fee of $17,735, including benefits-related expenses. In addition, we had agreed to indemnify NST Consulting, LLC and its officers, employees and directors against all losses relating to or arising from or in connection with the provision of services under the NST services agreement, to the extent such losses resulted from our or our affiliates’ gross negligence or intentional misconduct.

In addition, through NST Consulting, LLC, we provided the part-time services of some of our executive officers and employees to Ralexar Therapeutics, Inc., a company under common control with us, and NST Consulting, LLC reimbursed us for the services of these executive officers and employees to Ralexar Therapeutics, Inc. As of December 31, 2017, our directors, executive officers and affiliated entities in the aggregate owned approximately 20% of Ralexar Therapeutics, Inc.

For the year ended December 31, 2017, the reimbursements to us from NST Consulting, LLC aggregated $16,909, and the reimbursements from us to NST Consulting, LLC aggregated $224,509.

Subleases

In March 2014, we entered into an Amended and Restated Sublease with NeXeption, Inc., which was subsequently amended in December 2014, August 2015, February 2016, October 2016 and July 2017. Mr. Tullman was the President and Chief Executive Officer and owned 50.0% of the ownership interests of NeXeption, Inc. In August 2015, pursuant to an Assignment and Assumption Agreement, NeXeption, Inc. assigned all interests, rights, duties and obligations under the Amended and Restated Sublease to NST Consulting, LLC. On November 30, 2017, we entered into an agreement with NST Consulting, LLC to terminate the sublease effective March 31, 2018. We agreed to pay $590,000 to NST Consulting, LLC, which amount represented accelerated rent payments.

For the years ended December 31, 2017 and 2018, we made aggregate payments pursuant to this sublease agreement with NST Consulting, LLC of $318,047 and $570,000, respectively.

Asset Purchase Agreement with Allergan

On November 30, 2018, we closed the acquisition of the worldwide rights to RHOFADE (oxymetazoline hydrochloride) cream, 1% (“RHOFADE”), which includes an exclusive license to certain intellectual property for RHOFADE, as well as additional intellectual property, from Allergan Sales, LLC (“Allergan”), pursuant to the terms of the Asset Purchase Agreement dated as of October 15, 2018 (as amended, the “APA”).

Pursuant to the APA, we have agreed to assume the obligation to pay specified royalties and milestone payments under agreements with Aspect Pharmaceuticals, LLC and Vicept Therapeutics, Inc. Certain of our executive officers, including Dr. Walker, Mr. Ruffo, Mr. Powala and Dr. Shanler, as well as Mr. Tullman, are former stockholders of Vicept Therapeutics, Inc., and Dr. Shanler is also a current member of Aspect Pharmaceuticals, LLC. In their capacities as current or former holders of equity interests in these entities, these individuals may be entitled to receive a portion of the potential future payments payable by us.

For the year ended December 31, 2018, we incurred an expense of $51,127 and $0 related to royalties and milestones earned by Aspect Pharmaceuticals, LLC and Vicept Therapeutics, Inc., respectively, under these agreements.

Indemnification Agreements

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or direct your written request to Aclaris Therapeutics, Inc., Attn: Corporate Secretary, 640 Lee Road, Suite 200, Wayne, Pennsylvania 19087. Stockholders who currently receive multiple Notices of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kamil Ali-Jackson
Secretary

April 25, 2019

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with to the Securities and Exchange Commission is available without charge upon written request to: Corporate Secretary, Aclaris Therapeutics, Inc., 640 Lee Road, Suite 200, Wayne, Pennsylvania 19087.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ACLARIS THERAPEUTICS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E72254-P19307 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ACLARIS THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following directors to hold office until the 2022 Annual Meeting: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) Neal Walker 02) William Humphries 03) Andrew Schiff For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Aclaris Therapeutics, Inc. for its fiscal year ending December 31, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting. Yes ! No ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com. E72255-P19307 ACLARIS THERAPEUTICS, INC. Annual Meeting of Stockholders June 6, 2019 9:00 AM This proxy is solicited by the Board of Directors The stockholder hereby appoints Neal Walker, Frank Ruffo and Kamil Ali-Jackson, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACLARIS THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 6, 2019, at 640 Lee Road, Wayne, Pennsylvania 19087 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: